Exhibit 4.3

Execution Version

MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED

VOTING AND DRAG ALONG AGREEMENT

THIS THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT (the “Agreement”) is made as April 13, 2020 by and among Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), the holders of shares of Common Stock of the Company (the “Common Stock”) listed on Exhibit A, including the EW Transferees (collectively, the “Common Stockholders” and individually a “Common Stockholder”), the holders of shares of the Company’s Cumulative Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) and the Company’s Cumulative Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”) listed on Exhibit B (collectively, the “Preferred Stockholders,” individually a “Preferred Stockholder”), the warrantholders listed on Exhibit C (the “Warrantholders” and jointly with the Common Stockholders and the Preferred Stockholders, the “Stockholders” or individually, a “Stockholder”).

RECITALS

WHEREAS, the Company, the Common Stockholders, the holders of shares of Series A-1 Preferred Stock, certain Warrantholders and EnviroWorks, LLC, a Delaware limited liability company (“EnviroWorks”), previously entered into a Second Amended and Restated Voting and Drag Along Agreement dated October 19, 2018 (the “Original Agreement”);

WHEREAS, the Company previously consummated a private placement of 12,000 shares of Series A-1 Preferred Stock and a warrant to issue 534,420 shares of Common Stock on October, 19, 2019, and issued such shares and warrant to OCM Montrose Holdings, L.P., a Delaware limited partnership;

WHEREAS, on December 6, 2019, EnviroWorks transferred all of the Common Stock held by EnviroWorks to its members: (i) Richard E. Perlman, (ii) Equity Trust Company, Custodian FBO Richard E. Perlman Roth IRA 2151260, (iii) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Wife’s Nieces and Nephews, U/A dated June 28, 2016, (iv) Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016, (v) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016, (vi) James K. Price, (vii) The Price Trust #1 FBO Kathleen Lauren Price, (viii) The Price Trust #2 FBO Nicole Ashley Price, (ix) The Price 2012 Trust and (x) J. Miguel Fernandez de Castro (collectively, the “EW Transferees” and each an “EW Transferee”);

WHEREAS, the Company purchased on the date hereof all of the membership interests (the “Acquisition”) of The Center for Toxicology and Environmental Health, L.L.C. pursuant to that certain Membership Interest Purchase Agreement, dated as of March 28, 2020, by and among the Company, Montrose Planning & Permitting, LLC, Target, CTEH Holdings, LLC (“CTEH Holdings”) and certain other parties thereto in exchange for cash, 791,139 shares of Common Stock, which were issued to CTEH Holdings, and other contingent consideration;

WHEREAS, in connection with the Acquisition, pursuant to the terms of that certain Purchase Agreement, dated as of March 28, 2020, by and between OCM Montrose II Holdings, L.P. and the Company, the Company has consummated a private placement (the “Offering”) of its new Series A-2 Preferred Stock and warrants to purchase Common Stock (the “Warrants”), the proceeds of which were used to partially fund the Acquisition;

WHEREAS, in connection with the closing of the Offering, the Company, the Common Stockholders, the Warrantholders, and the Preferred Stockholders desire to amend and restate the Original Agreement to, among other things, (i) add CTEH Holdings, the EW Transferees, and the Preferred Stockholders that were issued Series A-2 Preferred Stock and the Warrantholders that were issued Warrants in the Offering, to the Original Agreement and (ii) incorporate the terms and conditions contemplated by the Offering, including the right of the holders of the Series A-2 Preferred Stock to appoint the Series A-2 Preferred Director (as defined below); and

WHEREAS, this amended and restated Agreement requires the consent of the Company and EnviroWorks, the Preferred Stockholders and the Warrantholders, which consent is evidenced by their execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereafter set forth, the parties hereby agree as follows:

1. BOARD REPRESENTATION At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company (the “Board”) are to be elected, or whenever members of the Board are to be elected by written consent, the Stockholders agree to vote or act with respect to their shares so as to elect no fewer than seven (7) directors as follows:

(a) Three (3) individuals shall be designated jointly by Richard E. Perlman and James K. Price (the “Investor Deciders”), who shall initially be Richard E. Perlman, James K. Price and J. Miguel Fernandez de Castro (each an “Investor Director”).

(b) The Chief Executive Officer of the Company shall be designated a director for so long as he or she is employed by the Company.

(c) So long as shares of Series A-1 Preferred Stock remain outstanding, one (1) or more individuals (each a “Series A-1 Preferred Director”) shall be designated by the Holder Majority (as defined in the Amended and Restated Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Company (the “Series A-1 Certificate” and such Holder Majority, the “Series A-1 Holder Majority”)) in accordance with the terms set forth in Section 4(c) of the Series A-1 Certificate, who shall initially be Brook Hinchman.

(d) So long as shares of Series A-2 Preferred Stock remain outstanding, one (1) or more individuals (each a “Series A-2 Preferred Director”) shall be designated by the Holder Majority (as defined in the Certificate of Designation of Cumulative Series A-2 Preferred Stock of the Company (the “Series A-2 Certificate”) and such Holder Majority, the “Series A-2 Holder Majority”)) in accordance with the terms set forth in Section 4(c) of the Series A-2 Certificate, who shall initially be Peter Jonna.

(e) All remaining vacancies shall be designated by the Common Stockholders holding a majority of the outstanding shares of Common Stock. The undersigned Common Stockholders agree to vote to elect Peter Graham, J. Thomas Presby and Robin Newmark to the Board through the earlier to occur of (i) twelve (12) months from the date hereof or (ii) the filing or submission of a registration statement in connection with an initial public offering by the Company, after which time Messrs. Graham and Presby and Dr. Newmark may continue to serve on the Board if so elected by a majority of the Common Stockholders.

2. CHANGE IN NUMBER OF DIRECTORS. Any increase or decrease in the number of members of the Board shall occur in accordance with the terms and conditions set forth in the Company’s bylaws, the Series A-1 Certificate and the Series A-2 Certificate. Any vacancy on the Board shall be filled by the person or group that is entitled to designate the relevant director, if any, or otherwise as provided in the Company’s bylaws. The Company, the Investor Deciders and the Stockholders shall take, at any time and from time to time, all actions necessary to effect the provisions of Section 1 and Section 2.

3. DRAG-ALONG RIGHT

(a) Definitions.

(i) A “Person” shall mean an individual, firm, a corporation, a partnership, an association, a trust or unincorporated organization, limited liability company or any other entity or organization

(ii) “Sale of the Company” shall mean any transaction or series of related transactions (by stock sale, merger, consolidation or otherwise) (a) consummated after the date hereof, pursuant to which a person acquires at least 51% of the outstanding Voting Stock of the Company (including pursuant to a transfer or series of related transfers); or (b) that result in a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis other than to an entity with respect to which, following such sale or disposition, at least 50% of the combined voting power of the then outstanding Voting Stock of such entity is then beneficially owned (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) as in effect on the date hereof), directly or indirectly, by all or substantially all of the individuals and entities (or affiliates of such individuals and entities) who beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) the Voting Stock of the Company immediately prior to such sale or other disposition.

(iii) “Voting Stock” as of any date means the capital stock of the Company that is at the time entitled to vote in the election of the board of directors (or individuals performing similar functions) of the Company.

(b) Actions to be Taken. In the event that the Investor Deciders approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Stockholder hereby agrees:

(i) if such transaction requires stockholder approval, with respect to all shares of Common Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock (the “Shares”) that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to the extent applicable, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company; provided, that the foregoing shall not require the Warrantholders to so vote their Shares if such vote would, in such Warrantholder’s reasonable and good faith discretion, cause the board of directors, general partner, manager or equivalent body of such Warrantholder to violate its fiduciary duties;

(ii) if such transaction is a sale of stock, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Investor Deciders to the Person to whom the Investor Deciders propose to sell their Shares

(iii) to execute and deliver all related documentation in materially similar form as executed by the Investor Deciders and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Investor Deciders in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent (except, in the case of Warrantholders, for any consent that would, in such Warrantholder’s reasonable and good faith discretion, cause the board of directors, general partner, manager or equivalent body of such Warrantholder to violate its fiduciary duties), waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents; provided, to the extent that the Stockholders are required to provide any indemnification with respect to breaches of representations and warranties by or on behalf of the Company or agreements by the Company or otherwise assume any other post-closing liabilities, each Stockholder (other than the Preferred Stockholders) shall do so severally and not jointly (and on a pro rata basis in accordance with the proceeds to be received by such Stockholder; provided, further, the only representations and warranties that a Stockholder shall be required to make in connection with such sale transaction are with respect to his, her or its ownership of the Shares to be sold by him, her or it (which shall only include his, her or its ability to convey title free and clear of all liens, encumbrances, adverse claims or similar restrictions; no conflicts with agreements to which, he, she or it is a party; no conflicts with law; authority; and enforceability) and no Stockholder shall be liable (on a pro rata basis or otherwise) for breach of the representations and warranties of any other Stockholder made in its individual capacity as to its individual ownership, authorization and other related matters which apply only to such Stockholder; provided further that each Stockholder’s respective potential liability thereunder (including any tax liability) shall not exceed the actual proceeds received by such Stockholder; and

(iv) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company.

Notwithstanding the foregoing, in no event shall the Preferred Stockholders or the Warrantholders be required to agree to any non-compete or non-solicitation covenants in connection with any sale under this Section 3. In the event a sale under this Section 3 provides for consideration in a form other than cash, then the Company shall structure such sale so that the Warrantholders receive only cash in such sale.

4. VOTING

(a) Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director selected under Section 1, a new director shall promptly be nominated following the procedure originally used to designate the director being replaced and, after written notice of the nomination has been given by the Company to the Stockholders following the director’s nomination, each Stockholder shall vote his, her or its shares of capital stock of the Company to elect such nominee to the Board.

(b) Removal. A director elected under Section 1 may be removed at any time and from time to time, with or without cause (subject to the Bylaws of the Company, the Series A-1 Certificate and the Series A-2 Certificate, as each are in effect from time to time and any requirements of applicable law) in the following manner: in the case of a director nominated under Section 1(a), by the Investor Deciders; in the case of a director nominated under Section 1(c), by the Series A-1 Holder Majority in accordance with the Series A-1 Certificate; in the case of a director nominated under Section 1(d), by the Series A-2 Holder Majority in accordance with the Series A-2 Certificate; and in the case of a director nominated under Section 1(e), by Stockholders holding a majority of the outstanding shares of Common Stock.

(c) Covenant to Vote. Each Stockholder or its representative shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of the Company’s capital stock owned by such Stockholder and entitled to vote upon any matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. Each Stockholder shall execute any and all written consents circulated with regard to any matter reasonably necessary to implement the terms of this Agreement and shall deliver each such executed consent to the Company without unreasonable delay.

(d) Failure to Vote; Proxy Grant. In the event that any Stockholder shall fail to vote the shares it is entitled or required to vote in the manner set forth herein, such Stockholder shall be deemed immediately upon the existence of such breach to have granted to the Chief Executive Officer, any Investor Director and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, and hereby authorizes each of them to represent and vote such Stockholder’s shares to ensure that such shares will be voted as set forth herein. Each of the Stockholders acknowledges that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed. Each party hereto hereby revokes any and all previous proxies with respect to the shares of the Company’s capital stock.

(e) No Voting or Conflicting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the shares held by such Stockholder nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to their shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement) unless, in connection with the Sale of the Company, specifically requested to do so by the acquiror. The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock held by such Stockholders , unless the acquiror or transferee of such shares agrees to be bound by the terms of this Agreement with respect to the voting of such shares. No Stockholder shall act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of the Company’s capital stock in any manner which is inconsistent with the provisions of this Agreement.

(f) Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

5. LEGENDS. Each certificate representing any Stockholders’ shares shall be endorsed by the Company with a legend reading as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-1 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-1 CERTIFICATE OF DESIGNATION”) AND THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF

DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-2 CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT, VOTING AND DRAG ALONG AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, EACH BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENTS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE A-1 CERTIFICATE OF DESIGNATION, THE A-2 CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS. A COPY OF THE CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

6. NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTORS. Neither the Company, the Stockholders, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

7. TERMINATION. This Agreement shall terminate upon the earlier of (a) the closing of an initial public offering approved by the Investor Directors; (b) the closing of a Sale of the Company or (c) ten (10) years from the date hereof. A Stockholder and/or Warrantholder, as applicable, shall cease to be deemed a Stockholder and/or Warrantholder hereunder, and shall no longer be a party to this Agreement, at such time as such Stockholder or Warrantholder ceases to own any securities of the Company.

8. AMENDMENT; WAIVERS. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company; provided, however that any amendment to this Agreement in a manner that adversely affects the rights of the Investor Deciders, Preferred Stockholders or the Warrantholders shall also require the written consent of the Investor Deciders (with respect to the Investor Deciders) holders of a majority in interest of the issued and outstanding shares of Preferred Stock or a majority in interest of the shares of Common Stock underlying issued and outstanding warrants held by the Warrantholders, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto but in no event shall any amendment or waiver adversely affect the obligations or rights of any individual Stockholder or class or category of Stockholder in a manner different than the other Stockholders, except upon the written consent of such Stockholder or a majority of such adversely affected class or category of Stockholders, as applicable. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Stockholders, or agree to accept alternatives to such performance, without obtaining the consent of any Stockholder so long as such waiver or acceptance of alternative performance affects all Stockholders equally. The Company may amend Exhibits A, B, C and D hereto, without obtaining the approval of any of the Stockholders, Warrantholders or Investor Deciders, to reflect any changes to the information set forth thereon resulting from the issuance of any new securities or transfer of any securities, in each case, provided such issuance or transfer was in accordance with the terms of this Agreement.

9. NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, telegraphed or telexed (transmission confirmed), or otherwise actually delivered to the party to be notified at such party’s address as set forth below or on the signature pages hereto, or as subsequently modified by written notice.

10. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement; (b) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

11. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the area encompassed by the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements (including the Original Agreement), understandings, duties or obligations among the parties with respect to the subject matter hereof.

13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

14. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15. ADDITIONAL STOCKHOLDERS. Notwithstanding Section 8 above, in the event that after the date of this Agreement, the Company issues shares of capital stock to any Person (including, but not limited to, shares issued to Warrantholders following the exercise of warrants to purchase capital stock of the Company), the Company shall cause such Person to execute a Joinder Agreement in the form attached hereto as Exhibit D, and such party shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Voting and Drag Along Agreement as of the date first written above.

COMPANY:		ADDRESS:

MONTROSE ENVIRONMENTAL GROUP, INC.

By:	/s/ Vijay Manthripragada	1 Park Plaza
	Name: Vijay Manthripragada	Suite 1000
	Title: Chief Executive Officer	Irvine, CA 92614

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Voting and Drag Along Agreement as of the date first written above.

COMMON STOCKHOLDERS:		ADDRESS:

Richard E. Perlman

/s/ Richard E. Perlman Richard E. Perlman

Equity Trust Company, Custodian FBO
Richard E. Perlman Roth IRA 2151260

By:	/s/ Richard E. Perlman
Name:	Richard E. Perlman
Title:

Neal J. Fink, as Trustee of the Richard E. Perlman
Irrevocable Trust F/B/O Wife’s Nieces and
Nephews, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

Neal J. Fink, as Trustee of the Richard E. Perlman
Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT]

Neal J. Fink, as Trustee of the Richard E. Perlman
Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

James K. Price

?s/ James K. Price James K. Price

The Price Trust #1 FBO Kathleen Lauren Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price Trust #2 FBO Nicole Ashley Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price 2012 Trust

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

J. Miguel Fernandez de Castro

/s/ J. Miguel Fernandez de Castro J. Miguel Fernandez de Castro

CTEH Holdings, LLC

By:	/s/ Phillip T. Goad
Name:	Phillip T. Goad
Title:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Voting and Drag Along Agreement as of the date first written above.

PREFERRED STOCKHOLDERS:		ADDRESS:
c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Voting and Drag Along Agreement as of the date first written above.

WARRANTHOLDERS:		ADDRESS:
c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT]

EXHIBIT B

SCHEDULE OF PREFERRED STOCKHOLDERS

OCM Montrose Holdings, L.P.

OCM Montrose II Holdings, L.P.

EXHIBIT C

SCHEDULE OF WARRANTHOLDERS

OCM Montrose Holdings, L.P.

OCM Montrose II Holdings, L.P.

EXHIBIT D

JOINDER AGREEMENT TO

MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED VOTING AND DRAG ALONG AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Third Amended and Restated Voting and Drag Along Agreement (the “Agreement”) dated as of April 13, 2020, as may be amended from time to time, by and among Montrose Environmental Group, Inc., a Delaware corporation (the “Company”) and the other parties from time to time parties named therein, to become bound by all of the terms and conditions of the Agreement as though an original party thereto and shall assume all applicable rights and obligations of a [Stockholder/Warrantholder], as defined in the Agreement. The address, electronic mail address and facsimile number to which notices shall be sent to the undersigned are as follows:

Address:

Facsimile Number:

Email:

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the date written below.

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